Exhibit 99.1

Media Contact:	Investor Relations Contact:
Alison von Puschendorf	Jason Thompson
tel: 804-327-7284	tel: 804-201-2556

MeadWestvaco Completes Sale of 323,000 Acres

of Georgia and Alabama Forestlands to Wells Timberland REIT

RICHMOND, VA – October 10, 2007 – MeadWestvaco Corporation (NYSE: MWV) today announced that is has completed the sale of approximately 228,000 acres of owned forestland and approximately 95,000 acres under long-term timber contracts for $400 million to Wells Timberland REIT. The sale is part of MeadWestvaco’s previously announced strategy to segment and manage its domestic land holdings for the highest value opportunities. The company intends to return proceeds from this sale to its shareholders.

Under the terms of the sale, MeadWestvaco has a long-term fiber supply agreement with Wells Timberland REIT to provide fiber to the company’s paperboard mill in Cottonton, Alabama. This fiber will be sold at market price and the forestlands will continue to be managed and third-party certified under the requirements of the Sustainable Forestry Initiative® Standard.

About MeadWestvaco

MeadWestvaco Corporation (NYSE: MWV) provides packaging solutions to many of the world’s most-admired brands in the food and beverage, media and entertainment, personal care, home and garden, cosmetics, and healthcare industries. The company has market-leading positions in its Consumer & Office Products and Specialty Chemicals businesses, and operates in more than 30 countries. MeadWestvaco manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for the fourth consecutive year. For more information, please visit us at www.meadwestvaco.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings expected from the company’s cost reduction initiative; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its forestlands; adverse results in current or future litigation; currency movements; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.